Exhibit 99.3

SOUTHERN UNION GAS ENERGY, LTD.

(formerly RICHARDSON ENERGY MARKETING, LTD.)
(a Texas Limited Partnership)

Financial Statements

December 31, 2005 and 2004

(With Independent Auditors’ Report Thereon)

Independent Auditors’ Report

The Partners
Southern Union Gas Energy, Ltd.:

We have audited the accompanying balance sheets of Southern Union Gas Energy, Ltd. (formerly Richardson Energy Marketing, Ltd.) as of December 31, 2005 and 2004, and the related statements of operations, changes in partners’ capital, and cash flows for each of the years in the three-year period ended December 31, 2005. These financial statements are the responsibility of the Partnership’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Partnership’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Southern Union Gas Energy, Ltd. as of December 31, 2005 and 2004, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2005 in conformity with U.S. generally accepted accounting principles.

/s/ KPMG LLP

Fort Worth, Texas
March 31, 2006

SOUTHERN UNION GAS ENERGY, LTD.
(formerly RICHARDSON ENERGY MARKETING, LTD.)
(a Texas Limited Partnership)
Balance Sheets
December 31, 2005 and 2004

Assets	2005	2004
Current assets:
Cash and cash equivalents	$51,606	1,833,725
Receivables (note 3):
Trade	121,769,816	73,059,421
Trade – affiliates (note 7)	10,552,084	7,448,073
Due from brokers (note 5)	13,981,565	525,964
Derivative financial instruments assets (note 5)	1,651,744	587,215
Total receivables	147,955,209	81,620,673
Inventories (notes 3(f) and 7)	211,563	179,845
Prepaid expenses	11,852	16,941
Marketable securities (note 5)	—	500
Total current assets	148,230,230	83,651,684
Property, plant, and equipment, at cost:
Land	55,523	55,523
Leasehold improvements	107,321	107,321
Pipeline equipment	1,471,698	1,457,648
Office equipment	669,747	660,599
Transportation equipment	29,406	29,406
	2,333,695	2,310,497
Less accumulated depreciation	1,620,951	1,532,311
Net property, plant, and equipment	712,744	778,186
Other assets	—	25,000
	$148,942,974	84,454,870
Liabilities and Partners’ Capital (Deficit)
Current liabilities:
Bank overdraft	$867,614	531,917
Accounts payable – trade	33,734,646	19,872,954
Accounts payable – affiliates (note 7)	86,870,244	54,839,890
Notes and accrued interest payable – affiliates (note 7)	11,904,239	—
Derivative financial instruments liability (note 5)	2,568,488	352,502
Accrued liabilities	2,304,137	1,572,953
Total current liabilities	138,249,368	77,170,216
Other long-term liabilities (note 6)	8,318,870	8,963,799
Partners’ capital (deficit)	2,374,736	(1,679,145)
Commitments and contingencies (notes 6, 8, and 9)
	$148,942,974	84,454,870

See accompanying notes to financial statements.

SOUTHERN UNION GAS ENERGY, LTD.
(formerly RICHARDSON ENERGY MARKETING, LTD.)
(a Texas Limited Partnership)
Statements of Operations
Years ended December 31, 2005, 2004 and 2003

	2005	2004	2003
Natural gas liquids and natural gas sales (notes 5 and 7)	$1,450,192,984	831,381,456	787,001,948
Cost of sales	435,589,310	178,447,642	186,640,133
Cost of sales – affiliate (note 7)	1,011,185,855	647,477,845	598,564,464
(Gain) loss on derivative financial instruments, net (note 5)	(3,638,851)	1,341,449	(2,579,489)
General and administrative expenses (notes 6 and 7)	3,659,917	3,658,185	3,596,230
Operating income	3,396,753	456,335	780,610
Other income (expense):
Interest income	710,466	399,938	165,242
Interest expense – affiliates (note 7)	(22,138)	(242)	(129,240)
Other, net	(31,200)	(10,033)	3,610
Other income, net	657,128	389,663	39,612
Net income	$4,053,881	845,998	820,222

See accompanying notes to financial statements.

SOUTHERN UNION GAS ENERGY, LTD.
(formerly RICHARDSON ENERGY MARKETING, LTD.)
(a Texas Limited Partnership)
Statements of Changes in Partners’ Capital (Deficit)
Years ended December 31, 2005, 2004 and 2003

	General	Limited
	Partner	Partner	Total
Balance at December 31, 2002	$111,605	(3,456,970)	(3,345,365)
Net income	8,202	812,020	820,222
Balance at December 31, 2003	119,807	(2,644,950)	(2,525,143)
Net income	8,460	837,538	845,998
Balance at December 31, 2004	128,267	(1,807,412)	(1,679,145)
Net income	40,539	4,013,342	4,053,881
Balance at December 31, 2005	$168,806	2,205,930	2,374,736

See accompanying notes to financial statements.

SOUTHERN UNION GAS ENERGY, LTD.
(formerly RICHARDSON ENERGY MARKETING, LTD.)
(a Texas Limited Partnership)
Statements of Cash Flows
Years ended December 31, 2005, 2004 and 2003

	2005	2004	2003
Cash flows from operating activities:
Net income	$4,053,881	845,998	820,222
Adjustments to reconcile net income to net cash
provided by (used in) operating activities:
Depreciation	88,640	94,981	97,737
Bad debt expense	4,002	12,807	1,250
Unrealized (gain) loss on derivative instruments, net	1,151,457	(150,211)	(288,336)
Changes in assets and liabilities:
Trade receivables	(48,714,397)	(7,956,693)	(2,375,792)
Trade receivables – affiliates	(3,104,011)	(757,776)	(247,358)
Due from brokers	(13,455,601)	670,745	(1,046,244)
Accrued interest receivable – affiliates	—	—	14,097
Inventories	(31,718)	(55,945)	(39,290)
Prepaid expenses	5,089	(8,866)	(816)
Other assets	25,000	397,800	112,200
Accounts payable – trade	13,861,692	3,710,113	(9,284,002)
Accounts payable – affiliates	32,030,354	(44,056)	14,287,863
Accrued liabilities	731,184	73,908	692,647
Accrued interest payable – affiliates	4,239	—	(43,356)
Other long-term liabilities	(644,929)	111,309	102,780
Net cash provided by (used in) operating activities	(13,995,118)	(3,055,886)	2,803,602
Cash flows from investing activities:
Advances on note receivable – affiliates	(3,500,000)	—	(58,268,422)
Receipts on note receivable – affiliates	3,500,000	—	62,753,900
Purchases of property, plant and equipment	(23,198)	(43,192)	(55,495)
Disposals of property, plant and equipment	—	28,295	11,091
Purchases of marketable securities	—	(8,281)	(253,306)
Proceeds from sale of marketable securities	500	44,600	115,900
Net cash provided by (used in) investing activities	(22,698)	21,422	4,303,668
Cash flows from financing activities:
Change in bank overdraft	335,697	(614,780)	506,097
Proceeds from note payable – affiliates	61,100,000	32,702,336	80,710,427
Payments on note payable – affiliates	(49,200,000)	(32,702,336)	(89,808,664)
Net cash provided by (used in) financing activities	12,235,697	(614,780)	(8,592,140)
Net change in cash and cash equivalents	(1,782,119)	(3,649,244)	(1,484,870)
Cash and cash equivalents at beginning of year	1,833,725	5,482,969	6,967,839
Cash and cash equivalents at end of year	$51,606	1,833,725	5,482,969
Supplemental disclosure of cash flow information:
Cash paid for interest in 2005, 2004, and 2003 totaled $4,239, $242, and $172,596, respectively.

See accompanying notes to financial statements.

SOUTHERN UNION GAS ENERGY, LTD.
(formerly RICHARDSON ENERGY MARKETING, LTD.
(a Texas Limited Partnership)

Notes to Financial Statements

December 31, 2005 and 2004

(1)	Organization and Description of Business

Richardson Energy Marketing, Ltd. (the Partnership), a Texas limited partnership formed on March 1, 1993, sells natural gas and natural gas liquids to a variety of customers including power generation companies, utilities, energy marketers, and industrial users located primarily in the southwestern United States. The Partnership seeks to manage commodity price risk through a risk management program and credit risk by selling to reliable and creditworthy customers. The Partnership purchases a significant portion of its natural gas and natural gas liquids from affiliates, including Sid Richardson Energy Services, Ltd. and subsidiaries (SRES), an affiliate under common control.

(2)	Definitive Agreement to Sell Partnership Interests

On December 15, 2005, the owners of the Partnership executed a Purchase and Sale Agreement (the PSA) with wholly owned subsidiaries of Southern Union Company (SUC) to sell the partnership interests in the Partnership and its affiliate, SRES, to SUC. After closing of the transaction, the Partnership will continue to operate as a direct or indirect subsidiary of SUC. The transaction closed on March 1, 2006. In connection with the sale, the Partnership paid approximately $689,000 of accrued retention liabilities. Under the terms of the PSA, obligations related to the Partnership’s defined benefit plans were not transferred or otherwise acquired by SUC (see note 6). In connection with the sale, the Partnership paid the outstanding balance of its note with affiliates. The debt repayment was funded from available cash balances.

(3)	Summary of Significant Accounting Policies and Practices

(a)	Basis of Presentation

The accompanying financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. Net income or loss is credited or charged to the partners’ capital accounts in accordance with their respective percentage interest as stated in the partnership agreement. The Partnership is permitted to make distributions based on the availability of distributable funds as determined by the General Partner. The allocation of distributions is based on each partner’s interests pursuant to the partnership agreement, consistent with the allocation of net income or loss.

(b)	Use of Estimates

The Partnership has made certain estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with accounting policies generally accepted in the United States of America. Although the Partnership believes the estimates are appropriate, actual results could differ from those estimates.

(c)	Cash and Cash Equivalents

The Partnership considers investments in highly liquid financial instruments with an original maturity of three months or less at the date of purchase to be cash equivalents. Cash and cash equivalents include $51,606 and $910,004 of money market investments at December 31, 2005 and 2004, respectively.

SOUTHERN UNION GAS ENERGY, LTD.
(formerly RICHARDSON ENERGY MARKETING, LTD.
(a Texas Limited Partnership)

Notes to Financial Statements

December 31, 2005 and 2004

(d)	Significant Suppliers and Concentrations of Credit Risk

SRES, an affiliate under common control, is the supplier of a significant portion of the Partnership’s inventories of natural gas and natural gas liquids.
Financial instruments, which potentially subject the Partnership to concentrations of credit risk, consist primarily of cash and cash equivalents, accounts receivable and derivative financial instruments. The Partnership invests cash and cash equivalents in money market accounts with high-quality institutions. The Partnership derives its revenues and accounts receivables from customers primarily in the natural gas and utilities industries. Since these customers could be similarly affected by changes in the economy, industries and other conditions, the industry concentrations could potentially affect the Partnership’s overall exposure to credit risk - either positively or negatively. However, the exposure to credit risk is mitigated by the creditworthiness of the Partnership’s customer base. The Partnership’s accounts receivable primarily consist of mid to large domestic customers with credit ratings of investment grade or better. The Partnership screens the list of derivative financial instrument counterparties by evaluating the ability of each counterparty to perform under the terms of the derivatives agreement. The Partnership maintains trading relationships with counterparties that include U.S. broker-dealers and other financial institutions.

(e)	Allowance for Uncollectible Receivables

The Partnership extends credit to customers and other parties in the normal course of business. The Partnership has established various procedures to manage its credit exposure, including initial credit approvals, credit limits and rights of offset. The Partnership also uses prepayments and guarantees to limit credit risk to ensure that management’s established credit criteria are met. The Partnership records an allowance for uncollectible receivables based on several factors that include, but are not limited to, historical experience and current and projected financial conditions of specific customers, current economic circumstances and other information. As the financial condition of any party changes, circumstances develop or additional information becomes available, adjustments to the allowance for uncollectible receivables may be required. During the years ended December 31, 2005, 2004 and 2003, the Partnership recorded an allowance for and wrote off uncollectible receivables of $4,002, $12,807 and $1,250, respectively. No allowance for uncollectible receivables was recorded as of December 31, 2005 and 2004.

(f)	Inventories

Inventories consist primarily of natural gas liquids and are stated at the lower of cost or market value. Cost is determined using the first-in, first-out method (FIFO).

(g)	Property, Plant and Equipment

Property, plant and equipment are recorded at cost. The Partnership charges repairs and maintenance against income when incurred and capitalizes renewals and betterments, which extend the useful life or expand the capacity of the assets. The Partnership calculates depreciation on the straight-line method over the following estimated useful lives: pipeline equipment - 25 years; leasehold improvements - amortized over the shorter of the lease term or estimated useful life of the asset - 10 years; office equipment - 10 years; transportation equipment - 3 years.

SOUTHERN UNION GAS ENERGY, LTD.
(formerly RICHARDSON ENERGY MARKETING, LTD.
(a Texas Limited Partnership)

Notes to Financial Statements

December 31, 2005 and 2004

(h)	Impairment of Long-Lived Assets

In accordance with Statement of Financial Accounting Standard (SFAS) No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, the Partnership evaluates its long-lived assets for impairment when events or changes in circumstances indicate, in the Partnership’s judgment, that the carrying value of such asset may not be recoverable. The determination of whether impairment has occurred is based on the Partnership’s estimate of undiscounted future cash flows attributable to the assets as compared to the carrying value of the assets. If impairment has occurred, the amount of impairment recognized is determined by estimating the fair value of the assets and recording a provision for the amount by which the carrying value exceeds fair value. For assets identified as held for sale, the carrying value of these assets is compared to the estimated fair value, less the cost to sell, to determine if an impairment has occurred. An asset is no longer depreciated while it is held for sale. Until the assets are disposed of, an estimate of the fair value is re-evaluated when related events or circumstances change.

When determining whether impairment of one of the Partnership’s long-lived assets has occurred, the Partnership must estimate the undiscounted cash flows attributable to its assets or asset groups. Such an estimate of cash flows is based on assumptions regarding future prices for natural gas liquids product and natural gas. Projections of future commodity prices are inherently subjective and contingent upon a number of factors, many of which are difficult to forecast. Any significant variance in any of these assumptions or factors could materially affect future cash flows. The Partnership has reviewed its long-lived assets for impairments and has not identified any such impairments.

(i)	Asset Retirement Obligations

SFAS No. 143, Accounting for Asset Retirement Obligations, (SFAS No. 143) was issued in June 2001. The Partnership adopted SFAS No. 143 beginning January 1, 2003. This statement requires entities to record the fair value of a liability for legal obligations associated with the retirement obligations of tangible long-lived assets in the period in which the obligation is incurred and can be reasonably estimated. When the liability is initially recorded, a corresponding increase in the carrying amount of the related long-lived asset is recorded. Over time, accretion of the liability is recognized each period, and the capitalized cost is depreciated over the useful life of the related asset. Upon settlement of the liability, an entity either settles the obligation for its recorded amount or incurs a gain or loss on settlement.

In March 2005, the FASB issued FASB Interpretation No. 47, Accounting for Conditional Asset Retirement Obligations, an interpretation of FASB Statement No. 143 (FIN 47), which clarifies the accounting for conditional asset retirement obligations as used in SFAS No. 143. A conditional asset retirement obligation (ARO) is an unconditional legal obligation to perform as asset retirement activity in which the timing and (or) method of settlement are conditional on a future event that may or may not be within the control of an entity. An entity is required to recognize a liability for the fair value of a conditional ARO under SFAS No. 143 if the fair value of the liability can be reasonably estimated. FIN 47 permits, but does not require, restatement of interim financial information. The provisions of FIN 47 are effective at December 31, 2005.

SOUTHERN UNION GAS ENERGY, LTD.
(formerly RICHARDSON ENERGY MARKETING, LTD.
(a Texas Limited Partnership)

Notes to Financial Statements

December 31, 2005 and 2004

Under the implementation guidelines of SFAS No. 143 and FIN 47, the Partnership has reviewed its long-lived assets for ARO liabilities, including conditional ARO liabilities, and identified any such liabilities. These liabilities consist of AROs related to rights-of-way and easements over property not owned by the Partnership.

The Partnership’s rights under its rights-of-way and easements are renewable or perpetual and retirement action, if any, is required only upon non renewal or abandonment of the rights-of-way and easements. The Partnership currently expects to continue to use or renew all such rights-of-way and easement agreements for the foreseeable future. Accordingly, the Partnership is unable to reasonably estimate and record liabilities for its obligations because it does not believe that the assets will be retired or abandoned in the foreseeable future. The Partnership will record AROs in the period in which the obligation may be reasonably estimated.

(j)	Gas Imbalances

Quantities of natural gas over or under delivered related to gas balancing agreements are recorded monthly as receivables, using weighted average prices or payables based on current fair value. These imbalances are settled with deliveries of natural gas in future periods, usually within one month. The Partnership had imbalance payables of $2,560,789 and $493,743 at December 31, 2005 and 2004, respectively, which are carried at the fair value of these imbalances. The Partnership had imbalance receivables of $961,670 and $1,494,488 at December 31, 2005 and 2004, respectively, which are carried at the lower of cost or market value. Imbalance receivables are included in Trade receivables and imbalance payables are included in Accounts payable - trade on the accompanying balance sheets.

(k)	Revenue and Cost of Sales Recognition

Revenue and the related cost of sales for natural gas and natural gas liquids are recognized in the period when the physical product is delivered to the customer at the contractually agreed-upon price and title is transferred. Cost of sales primarily includes the cost of purchased natural gas and natural gas liquids and related transportation expenses.

The Partnership accounts for sale and purchase arrangements on a gross basis in the accompanying statements of operations as Natural gas liquids and natural gas sales and Cost of sales, respectively. Contractual arrangements establish the purchase of natural gas and natural gas liquids at specified locations and the sale at different locations on the same or other specified dates. Both purchase and sale transactions require physical delivery of the natural gas and natural gas liquids. The transfer of ownership is evidenced by the purchaser’s assumption of title, price risk, credit risk, counterparty nonperformance risk, environmental risk, and transportation scheduling (see note 3 (n)).

(l)	Income Taxes

The Partnership is not a taxable entity for Federal income tax purposes. As such, the Partnership does not directly pay Federal income tax. The Partnership’s taxable income or loss, which may vary substantially from the net income or loss reported in the statements of operations, is includable in the Federal income tax return of each partner. Consequently, no income taxes have been reflected in the accompanying financial statements.

SOUTHERN UNION GAS ENERGY, LTD.
(formerly RICHARDSON ENERGY MARKETING, LTD.
(a Texas Limited Partnership)

Notes to Financial Statements

December 31, 2005 and 2004

(m)	Derivative Financial Instruments

The Partnership markets natural gas and natural gas liquids and manages associated risks using derivative financial instruments. The Partnership accounts for derivative financial instruments in accordance with SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, as amended (SFAS No. 133). Derivative financial instruments subject the Partnership to off-financial statement risk. Derivative financial instruments involve not only the risk of dealing with counterparties and their ability to meet the terms of the contracts but also the risk associated with unmatched positions and market fluctuations. Notional, face or contract amounts often are used to express the volume of these transactions, but the amounts potentially subject to credit risk are much smaller.

Under SFAS No. 133, the Partnership is required to record derivative financial instruments at fair value. The fair value of derivative financial instruments is determined by commodity exchange prices, over-the-counter quotes, volatility, time value, counterparty credit and the potential impact on market prices of liquidating positions in an orderly manner over a reasonable period of time under current market conditions. The majority of the Partnership’s fair values are based on actual market prices. Under SFAS No. 133, market value changes result in a change in the fair value of derivative financial instruments. The accounting for changes in the fair value of a derivative instrument depends on whether it has been designated and qualifies as part of a hedging relationship and, if so, the reason for holding it. If the derivative instrument does not qualify or is not designated as part of a hedging relationship, changes in fair value of the derivative are recognized in earnings as they occur. Commodity price volatility may have a significant impact on the gain or loss in any given period.

To minimize the risk of price fluctuations in natural gas and natural gas liquids, the Partnership uses various derivative financial instruments to manage risks associated with anticipated purchases and sales of natural gas and natural gas liquids. In order to account for these derivative financial instruments as hedges, SFAS No. 133 requires an entity to formally document all relationships between hedging instruments and hedged items, as well as risk management objectives, strategies for undertaking various hedge transactions and methods for assessing and testing hedge effectiveness and ineffectiveness. Specific assets, liabilities, firm commitments or forecasted transactions must be designated as hedged items. The effectiveness of hedging relationships, both at the inception of the hedge and on an ongoing basis, must be assessed. Since the Partnerships’ accounting records historically have been prepared on the accrual basis of accounting in accordance with practices permitted for income tax purposes, the Partnership has not met the documentation requirements of SFAS No. 133. Therefore, changes in fair value for these derivative financial instruments are recognized in earnings as they occur and are reported net in Gain (loss) on derivative financial instruments, net in the accompanying statements of operations, and in Derivative financial instrument assets or liabilities in the accompanying balance sheets.

SOUTHERN UNION GAS ENERGY, LTD.
(formerly RICHARDSON ENERGY MARKETING, LTD.
(a Texas Limited Partnership)

Notes to Financial Statements

December 31, 2005 and 2004

The Partnership also trades various derivative financial instruments to take advantage of pricing anomalies among derivative financial instruments related to natural gas and natural gas liquids. Changes in fair value for these derivative financial instruments are recognized in earnings as they occur and are reported net in Gain (loss) on derivative financial instruments, net in the accompanying statements of operations and in Derivative financial instrument assets or liabilities in the accompanying balance sheets.

(n)	Contracts for Physical Purchases and Sales

The Partnership’s contracts for the physical purchase and sale of natural gas and natural gas liquids are derivatives under SFAS No. 133, since the underlying natural gas and natural gas liquids are commodities readily convertible to cash - thereby meeting the net settlement provision of SFAS No. 133. The contracts do not provide for a net settlement in cash, nor do they provide for any settlement mechanism other than the physical delivery of the underlying natural gas and natural gas liquids. The Partnership’s open contracts for the physical purchase and sale of natural gas and natural gas liquids are reported at fair value. The Partnership recorded mark-to-market adjustments for these contracts of ($867,690), $753,931 and ($63,596) for the years ended December 31, 2005, 2004 and 2003, respectively, and reported such adjustments in Natural gas liquids and natural gas sales in the accompanying statements of operations.

The Partnership considered the following EITF conclusions in determining whether to present revenues and cost of sales related to settled contracts on a gross or net basis in the accompanying statements of operations: EITF Issue No. 99-19, Reporting Revenue Gross as a Principal versus Net as an Agent; EITF Issue No. 02-03, Issues Involved in Accounting for Derivative Contracts Held for Trading Purposes and Contracts Involved in Energy Trading and Risk Management Activities; and EITF Issue No. 03-11, Reporting Realized Gains and Losses on Derivative Instruments That Are Subject to FASB Statement No. 133 and Not ‘Held for Trading Purposes’ as Defined in EITF Issue No 02-3 (EITF 03-11). EITF 03-11 provides that it is a matter of judgment in the context of relevant facts and circumstances of whether realized gains and losses on physically settled derivative contracts not “held for trading purposes” should be reported in the statements of operations on a gross or net basis.

The Partnership has determined that these contracts are not held for trading purposes since title, price risk, credit risk, counterparty nonperformance risk, environmental risk, and transportation scheduling pass from seller to buyer when the natural gas and natural gas liquids are physically delivered. The Partnership assumes these risks when it purchases natural gas and natural gas liquids and transfers these risks to buyers when it sells the natural gas and natural gas liquids in the context of the ordinary business cycle of the Partnership. Revenues and cost of sales are therefore reported on a gross basis for settled contracts in the accompanying statements of operations.

(o)	Comprehensive Income

Comprehensive income includes net income (loss) and other comprehensive income (loss), which may include items such as unrealized holding gains and losses on available-for-sale securities, gains and losses on derivative financial instruments accounted for as a cash flow hedge, adjustments to minimum pension liabilities, or foreign currency translation adjustments. The Partnership did not have any items resulting in a difference between net income (loss) and other comprehensive income (loss) during the years ended December 31, 2005, 2004 and 2003.

SOUTHERN UNION GAS ENERGY, LTD.
(formerly RICHARDSON ENERGY MARKETING, LTD.
(a Texas Limited Partnership)

Notes to Financial Statements

December 31, 2005 and 2004

(p)	Defined Benefit Plans

The Partnership has a defined benefit retirement plan covering substantially all of its employees and also has a nonqualified defined benefit plan covering certain key executives. The benefits under both plans are based upon years of service and compensation during the ten calendar years before employment ceases. The Partnership computes pension expense for the defined benefit retirement plan and costs associated with the nonqualified defined benefit plan in accordance with SFAS No. 87, Employers’ Accounting for Pensions.

(q)	Contingencies and Environmental Costs

The Partnership records a liability for loss contingencies arising from claims, assessments, litigation, fines, and penalties in the financial statements when a loss is known or considered probable and the amount can be reasonably estimated. The Partnership reviews these estimates each accounting period as additional information is known and adjusts the loss accrual when appropriate. If the loss is not probable or cannot be reasonably estimated, a liability is not recorded in the financial statements.

Environmental expenditures are expensed or capitalized as appropriate, depending on the nature of the expenditures and their future economic benefit. Expenditures that relate to an existing condition caused by past operations that do not contribute to current or future revenue generation are expensed. Liabilities for these expenditures are recorded on an undiscounted basis (or discounted when the obligation can be settled at fixed and determinable amounts) when environmental assessments or clean-ups are probable and the costs can be reasonably estimated. For years ended December 31, 2005, 2004 and 2003, such expenditures were not significant.

(4)	Fair Value of Financial Instruments

The Partnership has estimated the fair value of the Partnership’s financial instruments using available market information and valuation methodologies. Considerable judgment is required to develop the estimates of fair value. Estimates of fair value are not necessarily indicative of the amount the Partnership could realize upon the sale or refinancing of such financial instruments.

The carrying amounts of the Partnership’s cash and cash equivalents, receivables, and payables approximate fair value due to the short-term maturities of these assets and liabilities. Derivative financial instruments are included in assets or liabilities at fair value.

The carrying amounts of notes and accrued interest payable - affiliates approximate their fair value as such instruments bear interest at a floating rate which is believed to be comparable to those rates currently offered on deposits under a centralized cash management program offered by third party financial institutions.

SOUTHERN UNION GAS ENERGY, LTD.
(formerly RICHARDSON ENERGY MARKETING, LTD.
(a Texas Limited Partnership)

Notes to Financial Statements

December 31, 2005 and 2004

(5)	Derivative Financial Instruments

The Partnership uses derivative financial instruments both to manage commodity price risk and to take advantage of pricing anomalies among derivative financial instruments related to natural gas and natural gas liquids. All transactions in derivative financial instruments are governed by written risk management guidelines that have been approved by senior management - including the appointment of a senior risk compliance officer to oversee compliance with the guidelines. The Partnership conducts credit reviews on all counterparties and requires collateral as necessary. The Partnership’s swap agreements generally allow for offset of positive and negative exposures. The Partnership is subject to margin deposit requirements for over-the-counter (OTC) agreements with non-bank counterparties and for New York Mercantile Exchange (NYMEX) positions.

The use of derivative financial instruments may expose the Partnership to the risk of financial loss in certain circumstances, including instances when the Partnership’s equity volumes are less than expected; the Partnership’s customers fail to purchase or deliver the contracted quantities of natural gas or natural gas liquids; or the Partnership’s OTC counterparties fail to perform. To the extent that the Partnership engages in risk management activities, it may be prevented from realizing the benefits of favorable price changes in the physical market. However, the Partnership is similarly insulated against decreases in prices.

The Partnership uses the following derivative instruments:

•
The Partnership uses a combination of fixed price forward contracts, exchange-traded futures and options, fixed for floating index swaps, basis swaps and OTC options to manage commodity price risk. These derivative financial instruments allow the Partnership to preserve value and protect margins because changes in the value of the derivative financial instruments offset corresponding changes in the physical market.

•
The Partnership also uses derivative financial instruments to reduce basis risk. Basis is the difference in price between the physical commodity and the price of the futures contract used to manage risk. Basis risk is the risk that an adverse change in the futures market will not be completely offset by an equal and opposite change in the cash price of the physical commodity. For natural gas, basis risk exists primarily due to price differentials between cash market delivery locations and futures contract delivery locations.

•
The Partnership enters into futures transactions traded on the NYMEX and through OTC swaps and options with various counterparties, consisting primarily of financial institutions and other natural gas companies. The counterparties to derivative contracts include Cinergy Marketing and Trading, Merrill Lynch, BP Corporation, Sempra Energy Trading, TXU Portfolio Management, Coral Energy Resources and Tenaska Marketing Ventures. Future transactions are traded with Smith Barney Citigroup and Prudential Financial.

SOUTHERN UNION GAS ENERGY, LTD.
(formerly RICHARDSON ENERGY MARKETING, LTD.
(a Texas Limited Partnership)

Notes to Financial Statements

December 31, 2005 and 2004

•
The Partnership conducts a credit review of OTC counterparties and has agreements with many of these parties that contain collateral requirements. The Partnership generally uses standardized swap agreements that allow for offset of positive and negative OTC exposures. OTC exposure is marked-to-market daily for the credit review process. The Partnership’s exposure to OTC credit risk is reduced by its ability to require a margin deposit from its counterparties based upon the mark-to-market value of their net exposure. The Partnership is also subject to margin deposit requirements under these same agreements and under margin deposit requirements for its NYMEX transactions. The Partnership had posted $3,088,051 and $366,525 in margin deposit requirements for its NYMEX and OTC transactions with various brokers, at December 31, 2005 and 2004, respectively. Such deposits are reported in Due from brokers in the accompanying balance sheets.

The following table summarizes information about the derivative instruments as reported in the accompanying balance sheets and statements of operations:

	December 31,	December 31,
	2005	2004
Derivative assets:
Due from brokers	$13,981,565	525,964
Marketable securities	—	500
Derivative financial instruments asset	1,651,744	587,215
Derivative liabilities:
Derivative financial instruments liability	(2,568,488)	(352,502)

	December 31,	December 31,	December 31,
	2005	2004	2003
Natural gas liquids and natural gas sales - forward
physical contracts	$(867,690)	753,931	(63,596)
Gain (loss) on derivative financial instruments, net	3,638,851	(1,341,449)	2,579,489
Net derivative gains (losses)	$2,771,161	(587,518)	2,515,893

(6)	Retirement Plans for Employees

Defined Benefit Plans

The Partnership participates in a single employer, as a member of a control group, defined benefit retirement plan (the Plan) which covers substantially all of its employees as well as certain employees of affiliates as defined by the Plan. The Plan is sponsored by the Partnership and certain affiliates and is subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended (ERISA). In addition, the Partnership maintains a nonqualified defined benefit plan (the Restoration Plan) covering certain key executives.

SOUTHERN UNION GAS ENERGY, LTD.
(formerly RICHARDSON ENERGY MARKETING, LTD.
(a Texas Limited Partnership)

Notes to Financial Statements

December 31, 2005 and 2004

The following table sets forth the benefit obligations, fair value of plan assets, and funded status at December 31, 2005 and 2004:

	Plan benefits		Restoration plan benefits
	2005	2004	2005	2004
Projected benefit obligation	$4,682,528	6,874,925	4,696,957	4,576,787
Fair value of plan assets	2,994,538	4,600,864	—	—
Funded status	$(1,687,990)	(2,274,061)	(4,696,957)	(4,576,787)
Amounts recognized in the
balance sheets consist of:
Other long-term liabilities	$(2,219,110)	(1,539,272)	(6,099,760)	(7,424,527)

	Total plan benefits
	2005	2004
Projected benefit obligation	$9,379,485	11,451,712
Fair value of plan assets	2,994,538	4,600,864
Funded status	$(6,384,947)	(6,850,848)
Amounts recognized in the balance sheets consist of:
Other long-term liabilities	$(8,318,870)	(8,963,799)

The accumulated benefit obligation for the Plan was $4,053,952 and $4,809,019 at December 31, 2005 and 2004, respectively. The accumulated benefit obligation for the Restoration Plan was $3,587,957 and $3,811,468 at December 31, 2005 and 2004, respectively.

Net periodic benefit cost for the years ended December 31, 2005, 2004 and 2003 was as follows:

	Plan benefits			Restoration plan benefits
	2005	2004	2003	2005	2004	2003
Service cost	$302,211	515,959	370,009	155,299	244,245	134,016
Interest cost	297,108	413,046	325,283	222,263	319,172	293,669
Expected return on assets	(231,443)	(301,163)	(263,342)	—	—	—
Recognized prior service cost	(56,302)	—	—	(84,688)	—	—
Recognized actuarial loss	45,870	84,678	15,638	(130,334)	(189,851)	(307,504)
Recognized settlement (gain) loss	322,394	—	—	(310,980)	—	—
Net periodic benefit
cost	$679,838	712,520	447,588	(148,440)	373,566	120,181

SOUTHERN UNION GAS ENERGY, LTD.
(formerly RICHARDSON ENERGY MARKETING, LTD.
(a Texas Limited Partnership)

Notes to Financial Statements

December 31, 2005 and 2004

	Total plan benefits
	2005	2004	2003
Service cost	$457,510	760,204	504,025
Interest cost	519,371	732,218	618,952
Expected return on assets	(231,443)	(301,163)	(263,342)
Recognized prior service cost	(140,990)	—	—
Recognized actuarial loss	(84,464)	(105,173)	(291,866)
Recognized settlement (gain) loss	11,414	—	—
Net periodic benefit cost	$531,398	1,086,086	567,769

The Partnership contributed $0, $509,788, and $0 to the Plan during 2005, 2004 and 2003, respectively. The Plan paid $31,121 in benefits each year to its participants during 2005, 2004 and 2003, respectively.

The Partnership paid $464,989 in benefits each year to participants of the Restoration Plan during 2005, 2004 and 2003, respectively.

The Partnership paid $1,707,831 in settlements to participants in the Benefits Plan and $711,338 to participants in the Restoration Plan during 2005.

Weighted-average assumptions used to determine benefit obligations for the years ended December 31, 2005, 2004 and 2003 were as follows:

	Plan benefits			Restoration plan benefits
	2005	2004	2003	2005	2004	2003
Discount rate	5.50%	5.75%	6.25%	5.50%	5.75%	6.25%
Rate of compensation increase	5.00	5.00	5.50	5.00	5.00	5.50

Weighted-average assumptions used to determine net periodic benefit cost for the years ended December 31, 2005, 2004 and 2003 were as follows:

	Plan benefits			Restoration plan benefits
	2005	2004	2003	2005	2004	2003
Discount rate	5.75%	6.25%	6.75%	5.75%	6.25%	6.75%
Expected long-term rate of return
on plan assets	8.00	8.00	8.00	N/A	N/A	N/A
Rate of compensation increase	5.00	5.50	5.50	5.00	5.50	5.50

The Plan’s expected long-term rate of return is based on the portfolio as a whole and not on the sum of the returns on individual asset categories. The return is based exclusively on the Plan’s historical returns, without adjustments.

SOUTHERN UNION GAS ENERGY, LTD.
(formerly RICHARDSON ENERGY MARKETING, LTD.
(a Texas Limited Partnership)

Notes to Financial Statements

December 31, 2005 and 2004

The Plan’s investment policy governs how assets are invested. The policy is designed to maximize overall return potential while minimizing the risk of loss. The policy permits designated investment managers to invest in mutual funds, equities, bonds and debt instruments to establish a diversified investment portfolio. Asset allocations are reviewed with investment managers at least annually and more often when it appears that market trends might materially change. The weighted-average asset allocation of the Partnership’s Plan assets at December 31, 2005 and 2004 was as follows:

	Plan assets
	2005	2004
Asset category:
Equity securities	74%	58
Debt securities	6	13
Other	20	29
Total	100%	100%

Based on the funded status of the Plans and anticipated benefit payments, the Partnership does not expect to make any contributions to the Plan during 2006.

The Plan and the Partnership on behalf of the Restoration Plan expect to pay the following benefits in future periods:

		Restoration
	Plan	plan
Year ending December 31:
2006	$66,885	473,177
2007	80,984	474,827
2008	98,440	477,900
2009	524,281	532,116
2010	876,279	571,046
2011 – 2015	2,524,671	1,658,339

The expected benefits are based on the same assumptions used to measure the Partnership’s benefit obligation at each year end and include estimated future employee service. See note 7 for information regarding additional defined benefit plan cost allocations from REM.

On January 1, 2005, the Plan was amended to modify benefits for participants who did not meet certain age and service criteria as of that date. The amendments primarily reduced the benefit formula applicable to these participants, eliminated disability benefits previously provided under the Plan, and modified the payment options available for amounts earned under the Plan after December 31, 2004.

SOUTHERN UNION GAS ENERGY, LTD.
(formerly RICHARDSON ENERGY MARKETING, LTD.
(a Texas Limited Partnership)

Notes to Financial Statements

December 31, 2005 and 2004

Defined Contribution Plan

The Partnership also has a 401(k) defined contribution plan to permit participant contributions on a pre-tax basis. This plan is also subject to the provisions of ERISA. The plan allows eligible employees to contribute up to the maximum IRS limits $14,000, $13,000 and $12,000 in 2005, 2004 and 2003, respectively. The Partnership matches the first 4% of the employee’s annual compensation on a dollar for dollar basis, up to a maximum of $5,000 per year per employee. Contributions made to this plan by the Partnership in 2005, 2004 and 2003 were approximately $68,000, $85,000 and $82,000, respectively, and are included in General and administrative expenses in the accompanying statements of operations.

(7)	Related Party Transactions

The Partnership purchases natural gas and natural gas liquids from SRES and other affiliates at quoted market prices at the point of delivery. The Partnership uses affiliate-owned facilities to process, treat and transport a portion of its natural gas. During the Partnership’s normal business cycle, these amounts become a component of cost of sales and are reported in Cost of sales - affiliate in the accompanying statements of operations, and unsold amounts become part of Inventories in the accompanying balance sheets. Amounts owed to affiliates for purchases of natural gas and natural gas liquids are included in Accounts payable - affiliates in the accompanying balance sheets.

The Partnership also sells natural gas to certain affiliates at quoted market prices at the point of delivery. During 2005, 2004 and 2003, the Partnership’s sales to affiliates amounted to approximately $142,004,000, $31,056,000 and $30,279,000, respectively. Revenues from sales to affiliates are reported in Natural gas liquids and natural gas sales in the accompanying statements of operations and the corresponding receivables are reported in Trade receivables - affiliates in the accompanying balance sheets.

The Partnership shares certain common administrative services, facilities and office space with affiliates. During 2005, 2004 and 2003, affiliates allocated approximately $171,000, $156,000 and $155,000, respectively, to the Partnership for its portion of these expenses. These allocations are reflected as an increase in General and administrative expenses in the accompanying statements of operations. Employees of the Partnership also provide services to other affiliates. During 2005, 2004 and 2003, the Partnership allocated $4,832,374, $3,273,423 and $2,876,537, respectively, to affiliates for their portion of these employees’ salaries, benefits, pension expenses, and other related costs. Such allocations are reflected as a reduction of General and administrative expenses in the accompanying statements of operations.

During 2005, 2004 and 2003, the Partnership borrowed and repaid $3,500,000, $2,000,119 and $65,557,514, respectively, under a note agreement with an affiliate. The note bore interest at an agreed-upon variable rate and matured on demand or February 2005. Related interest expense is included in Interest expense - affiliates in the accompanying statements of operations. There were no amounts outstanding under this agreement at December 31, 2005 and 2004.

The Partnership has an unsecured revolving promissory note payable to an affiliate. The note payable is due on demand or June 7, 2006 and bears interest at an agreed-upon variable rate. Interest is due quarterly. The Partnership borrowed $61,100,000, $30,702,217 and $15,152,912 and repaid $49,200,000, $30,702,217 and $24,251,149 under this note payable during 2005, 2004 and 2003, respectively. At December 31, 2005, the amount outstanding under this note payable was $11,904,239 and is reflected in Notes and accrued interest payable - affiliates, in the accompanying balance sheet. Related interest expense is included in Interest expense - affiliates in the accompanying statements of operations.

SOUTHERN UNION GAS ENERGY, LTD.
(formerly RICHARDSON ENERGY MARKETING, LTD.
(a Texas Limited Partnership)

Notes to Financial Statements

December 31, 2005 and 2004

(8)	Leases

The Partnership has an operating lease for office space that expires in 2007. The lease contains a renewal option for an additional two year term and requires the Partnership to pay for its portion of the property’s operating expenses. Rental expense related to this operating lease in 2005, 2004 and 2003 was approximately $28,000, $40,000 and $41,000, respectively, and is included in General and administrative expenses in the accompanying statements of operations.

The following table summarizes the remaining non-cancelable future payments under operating leases for leased office space with initial or remaining non-cancelable lease terms in excess of one year:

2006	$28,169
2007	16,432
$44,601

(9)	Commitments and Contingencies

The Partnership, in the normal course of business, is subject to certain claims and litigation. The Partnership believes the outcome of such matters will not have a material effect on financial position or results of operations.